EXHIBIT 99.1



         FOR RELEASE 4:00 A.M. EST



Contacts

Jennifer Schlueter               Carol Wallace             Lisa Wahrmund

VP, Investor Relations           VP, Public Relations      Dir., Media Relations

Gartner                          Gartner                   TechRepublic

203-316-6537                     203-316-3575              312-832-9300 ext. 211

jennifer.schlueter@gartner.com   carol.wallace@gartner.com lwahrmund@ctcomm.com



                          GARTNER ACQUIRES TECHREPUBLIC



            TechRepublic Site Is Home to 450,000 B2B IT Professionals



STAMFORD, CONN., March 22, 2000 -- Gartner Group, Inc. (NYSE: IT and ITB), the world's leading business technology advisor, today announced the acquisition of TechRepublic, Inc., the leading online destination developed exclusively for information technology (IT) professionals by IT professionals.

The transaction unites Gartner's knowledge base with TechRepublic's network of IT professionals, creating the world's largest business-to-business (B2B) IT community and richest source of content in the rapidly expanding IT marketplace. Gartner gains a powerful Internet channel for the technology research upon which Gartner's $734 million business is built. TechRepublic gains the strength and authority of the Gartner brand while maintaining independence for its Web community. Gartner purchased 90 percent of TechRepublic for $80 million in cash. The remaining 10 percent will be held by TechRepublic management and employees.

In less than a year on the Web, TechRepublic's site (www.techrepublic.com) has attracted more than 450,000 registered members representing all segments of the IT industry. From the CIO to the help desk, TechRepublic communities engage IT professionals in the ultimate peer-to-peer experience, and provide tools and services to help members manage their professional lives online. The site also features more than 250 editorial experts and authors who provide fresh content designed to engage, inform and educate its members. TechRepublic's content combined with the intellectual capital of Gartner's 800 analysts worldwide will create the definitive community for IT professionals.

"Success in this business is defined by content, brand and reach. The TechRepublic acquisition is a powerful extension of Gartner's reach via the Internet," said Michael Fleisher, president and CEO of Gartner. "The combination of Gartner's authority and TechRepublic's community access addresses the needs of the total group of IT influencers and professionals."

According to Fleisher, the acquisition of TechRepublic provides Gartner the opportunity to expand beyond its current demographic focus. At present, Gartner's clients represent primarily CIOs, senior managers and both IT and non-IT executives. In TechRepublic, Gartner has the opportunity to extend its market share in these areas, as well as gain access to additional levels of the IT community including key deployers, influencers and implementers who are the next generation of IT leaders. Additionally, while both Gartner and TechRepublic draw clients from small and large businesses, accessing the TechRepublic Web community is particularly valuable to IT professionals in small businesses.

"With this acquisition, Gartner and TechRepublic are fundamentally changing the face of the IT industry," said Tom Cottingham, president and CEO of TechRepublic. "We're taking community, content and commerce to the next level and connecting the IT world like never before."

TechRepublic will continue to operate independently under its existing brand. TechRepublic and Gartner will develop editorial features and new Web-based tools and services for TechRepublic members. Three new editorial columns featuring Gartner research were launched today on the TechRepublic site: TechPerspective, IT Debate and CIO Hotline.

In a separate press release, Gartner announced that Silver Lake Partners, L.P., a technology investment firm, has agreed to invest $300 million in Gartner in the form of a private subordinated convertible note, subject to customary closing conditions.

The acquisition, which closed on March 21, 2000, will be accounted for as a purchase transaction. The majority of the purchase price is comprised of goodwill, which will be amortized over a three-year period. In addition, the company anticipates a significant medium-term investment to ensure a rapid expansion of TechRepublic members. The combination of the TechRepublic acquisition and the Silver Lake Partners convertible bond will impact Gartner's diluted earnings per share.

Investor Conference Call Information
Institutional investors and analysts are invited to participate in a conference call hosted by Gartner management, to be held at 8:30 A.M. EST on Wednesday, March 22, 2000. The call-in number is 212-676-5185. A replay for the conference call will be available through March 24, 2000. The call-in number is 800-633-8284, reservation number 14689969.

Webcast Information
Gartner's investor conference call will also be available via the Internet by accessing Gartner's home page at www.gartner.com, or www.vcall.com. The Webcast will be available for a limited time.

Press Conference Call Information
Press are invited to participate in a press conference call at 10:00 A.M. EST on Wednesday, March 22, 2000. To register, contact Nathan May at Fleishman Hillard at 212-453-2221.

Gartner's press conference call will also be available for playback only on the Web at www.gartner.com.

About TechRepublic
TechRepublic, the leading online destination developed exclusively for IT professionals by IT professionals, provides career insight, community interaction, and customized content to CIOs, IT managers, network administrators, support professionals, training providers, and other enterprise computing professionals so they can be more successful in their careers. The Web site, www.techrepublic.com, provides ready access to critical information through personalized news, analysis, and original content written by outstanding contributors from throughout the profession. Services include IT industry news, analysis, columns, articles, downloads, career management tips, forums, job directory, peer directory, vendor directory, auctions, e-commerce offerings, event listings, and electronic newsletters. For more information, please visit http://www.techrepublic.com.

About Gartner
Gartner, the world's premier business technology advisor, was founded in 1979 and is headquartered in Stamford, Conn. Gartner provides unrivaled research content and objective insight to a connected world of more than 9,600 client organizations worldwide. The company achieved fiscal 1999 revenue of $734 million and has 80 locations worldwide. Gartner's 3,400 associates, including 1,200 research analysts and consultants, help clients achieve their business objectives through the intelligent and efficient use of technology. For more information about Gartner's industry-leading research capabilities, services and events, please visit http://www.gartner.com.

Certain statements contained herein, including statements regarding the development of the company's services, markets and future demand for the company's services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, ability to attract and retain professional staff of research analysts upon whom the company is dependent, ability to effectively manage growth, the ability to achieve continued customer renewals and achieve new contract growth in light of potentially adverse economic conditions and competitive pressures, ability to integrate operations of possible acquisitions, ability to manage the company's strategic partnerships, rapid technological advances, substantial competition from existing competitors and potential new competitors, risks associated with intellectual property rights important to the company's products and services, additional risks associated with international operations including foreign currency fluctuations and other risks listed from time to time in the company's reports filed with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the company undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

                                      # # #